UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2020

INLAND REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

On June 16, 2020, Inland Real Estate Income Trust, Inc. (the “Company”) held its 2020 annual meeting of stockholders at which the Company’s stockholders voted on: (1) the election of the six nominees listed below to serve as directors; and (2) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020. Votes cast were as follows:

(1)	Election of directors:

Nominee	For	Against (Withheld)
Lee A. Daniels	9,532,510	613,250
Stephen L. Davis	9,533,162	612,598
Daniel L. Goodwin	9,532,455	613,305
Gwen Henry	9,544,379	601,381
Bernard J. Michael	9,534,419	611,341
Mitchell A. Sabshon	9,486,003	659,757
(2)	Ratification of the selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2020:

Votes For	Votes Against	Abstention
18,704,626	223,312	309,644

No other proposals were submitted to a vote of the stockholders at the Company’s 2020 annual meeting of stockholders.

KPMG LLP received votes “for” their ratification to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2020, from 98.8% of the votes cast, and their selection was ratified.

As reflected above, over 93% of the stockholders who actually cast a vote for the election of directors voted “for” the election of each director nominee, and less than 7% of the votes cast for each director were voted against (were withheld from) that director. There were 9,091,821 broker non-votes with respect to each director nominee in the election of directors. A total of 19,237,581 shares were present at the meeting in person or by proxy.

Notwithstanding the very large number of “for” votes among the votes cast and a report of the inspector of elections during the meeting that each proposal received the requisite number of votes for approval, as discussed further below the inspector’s report was later discovered to be mistaken, and none of the nominees received the votes required for election from a majority of the shares present, primarily because of the effect of certain shares that were present by proxy at the meeting but were unable to be voted in the election (broker-non votes). Regardless of the error by the inspector in assessing and reporting the voting results, each director nominated for election, having been elected by the stockholders at the 2019 annual meeting, will continue to hold office and serve as a director pursuant to our charter and bylaws and consistent with the Maryland General Corporation Law until the next annual meeting and until his or her successor is duly elected and qualifies.

As mentioned above, the inspector of elections, an independent third party retained by the Company to canvass the votes cast at the annual meeting and report the results of the voting, reported at the meeting that each of the two proposals received the requisite number of votes for approval. After the meeting had adjourned, the inspector and the Company determined that this report by the inspector was incorrect. Even though the overwhelming majority of the votes cast were voted “for” the election of the directors as noted above, and under the Company’s bylaws the inspector’s report is prima facie evidence of the results of the meeting, when taking into account the broker non-votes it was determined that the directors had not received enough votes for their election. A broker non-vote occurs when a broker is the stockholder of record but holds the shares for the benefit of another (the beneficial owner) and the broker is present at the meeting (by proxy) to vote in its own discretion on a routine matter, such as the proposal to ratify KPMG LLP, but has not received an instruction from the beneficial owner as to how to vote the shares in the election of directors. The election of directors is considered a non-routine matter, and regulators do not permit brokers to vote on non-routine matters without having received a voting instruction from the beneficial owner, which results in the non-vote of those shares in the election of directors. As described in the Company’s proxy statement, a broker non-vote has the same practical effect as a vote withheld from a director even though broker non-votes are not votes cast but rather result from a lack of instruction given to the broker-dealer holding the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date: June 22, 2020	By:	/s/ Mitchell A. Sabshon
	Name:	Mitchell A. Sabshon
	Title	President and Chief Executive Officer